UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2017

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2017, shareholders of Seagate Technology plc (“Company”) voting at the Company’s 2017 Annual General Meeting (“AGM”) approved an amendment and restatement of the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESP Plan”). The ESP Plan amends and restates the Company’s existing Amended and Restated Seagate Technology plc Employee Stock Purchase Plan (the “Prior Plan”) in order to increase the number of ordinary shares reserved for issuance under the ESP Plan by an additional 10,000,000 shares, from 3,750,770 shares to an aggregate of 13,750,770 shares. The ESP Plan became effective as of the date of its approval.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 18, 2017, shareholders at the Seagate Technology plc (“Company”) 2017 AGM: (1) elected all ten of the Company’s nominees for directors; (2) held an advisory, non-binding vote on executive compensation matters, (3) approved, in an advisory, non-binding vote, every “One Year” as the frequency with which to approve the compensation of the Company's named executive officers, (4) approved an amendment and restatement of the Company’s Amended and Restated Employee Stock Purchase Plan, (5) ratified, in a non-binding vote, the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending June 29, 2018 and authorized, in a binding vote, the Audit Committee to set the auditors’ remuneration, (6) granted the Board of Directors (“Board”) authority to allot and/or issue shares under Irish law, (7) granted the Board the authority to opt-out of statutory pre-emption rights under Irish law and (8) determined the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law.

The final voting results on these proposals are as follows:

Proposal 1(a) - (j). To elect ten (10) directors to hold office until the Company’s next AGM:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Stephen J. Luczo	214,384,075	1,478,236	272,365	47,142,442
Mark W. Adams	214,964,764	923,579	246,333	47,142,442
Michael R. Cannon	214,097,864	1,789,045	247,767	47,142,442
Mei-Wei Cheng	215,087,300	796,179	251,197	47,142,442
William T. Coleman	215,106,288	769,797	258,591	47,142,442
Jay L. Geldmacher	214,817,935	1,068,603	248,138	47,142,442
William D. Mosley	215,095,265	770,324	269,087	47,142,442
Dr. Chong Sup Park	213,866,457	2,025,133	243,086	47,142,442
Stephanie Tilenius	215,113,151	774,198	247,327	47,142,442
Edward J. Zander	214,555,611	1,322,973	256,092	47,142,442

Proposal 2.  To approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
206,078,438	9,633,483	422,755	47,142,442

Proposal 3.  To approve, in an advisory, non-binding vote, the frequency of future Say-on-Pay votes:

EVERY ONE YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES
201,371,508	495,115	13,666,717	601,336	—

Proposal 4.  To approve an amendment and restatement of the Seagate Technology Public Limited Company Amended and Restated Employee Stock Purchase Plan to increase the number of shares available for issuance:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
213,940,802	1,892,430	301,444	47,142,442

Proposal 5.  To ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company and to authorize, in a binding vote, the Audit Committee of the Company’s Board to set the auditors’ remuneration:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
260,744,226	1,964,643	568,249	—

Proposal 6.  To grant the Board the authority to allot and/or issue shares under Irish law:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
249,681,206	12,561,430	1,034,482	—

Proposal 7.  To grant the Board the authority to opt-out of statutory pre-emption rights under Irish law:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
257,088,099	4,805,867	1,383,152	—

Proposal 8.  To determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
256,766,761	4,930,257	1,580,100	—

Additionally, consistent with the recommendation of the Board of the Company as set forth in the Company’s proxy statement for its 2017 AGM and the vote of the shareholders at the AGM, the Company will include an advisory vote to approve the compensation of the Company's named executive officers in its proxy materials every year until the next shareholder vote on the frequency of shareholder votes on the compensation of the Company's named executive officers.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit

10.1	Amended and Restated Seagate Technology plc Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ David H. Morton, Jr.
	Name:	David H. Morton, Jr.
	Title:	Executive Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: October 18, 2017